Exhibit 5.1

July 13, 2006

Input/Output, Inc. 12300 Parc Crest Drive Stafford, Texas 77477	Mayer, Brown, Rowe & Maw LLP 700 Louisiana, Suite 3400 Houston, Texas 77002-2730

Main Tel (713) 238-3000 Main Fax (713) 238-4888 www.mayerbrownrowe.com
Ladies and Gentlemen:
     We have acted as counsel to Input/Output, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended, of 1,700,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share, which are to be issued pursuant to the Second Amended and Restated Input/Output, Inc. 2004 Long-Term Incentive Plan (the “2004 LTIP”).
     In connection therewith, we have reviewed copies of the relevant corporate resolutions of the Company and have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and documents as we have deemed necessary as a basis for the opinions hereinafter expressed. We also have examined the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to the Shares.
     We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to the original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.
     Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly and validly authorized for issuance and, when issued in conformity with the terms of the 2004 LTIP, will be validly issued, fully paid and non-assessable.
     The opinions expressed herein relate solely to, are based solely upon and are limited exclusively to the laws of the State of Texas, the federal laws of the United States of America and the General Corporation Law of the State of Delaware and the applicable provisions of the Delaware Constitution and reported decisions concerning such laws, and we express no opinion as the effect of the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
/s/ MAYER, BROWN, ROWE & MAW LLP

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